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                            CROP GROWERS CORPORATION
                                  ------------

                           CERTIFICATE OF DESIGNATIONS
                                       FOR
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                  ------------

     The undersigned, being respectively the Chief Executive Officer and the Secretary of Crop Growers Corporation (the "Corporation"), a corporation organized and existing under the Delaware General Corporation Law, in accordance with the provisions of the Delaware General Corporation Law, Section 151(g), do hereby certify that:

     Pursuant to the authority vested in the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, the preferred stock committee of the Board of Directors on July 9, 1996, in accordance with the Delaware General Corporation Law, Section 151, duly adopted the following resolution establishing a series of 10,000 shares of the Corporation's Preferred Stock, to be designated as its Series A Convertible Preferred Stock:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation (the "Board of Directors") by the Certificate of Incorporation of the Corporation, the Board of Directors, acting through its duly authorized preferred stock committee, hereby establishes a Series A Convertible Preferred Stock of the Corporation and hereby states the number of shares, and fixes the powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, of such series of shares as follows:

                      SERIES A CONVERTIBLE PREFERRED STOCK

     SECTION 1. DESIGNATION; NUMBER OF SHARES. The shares of such series shall be designated as "Series A Convertible Preferred Stock" (the "Convertible Preferred Stock"), and the number of shares constituting the Convertible Preferred Stock shall be 10,000. Such number of shares may be decreased by resolution of the Board of Directors adopted and filed pursuant to the Delaware General Corporation Law, Section 151(g), or any successor provision; provided, that no such decrease shall reduce the number of authorized shares of Convertible Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, warrants, convertible or exchangeable securities or other rights to acquire shares of Convertible Preferred Stock.


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     SECTION 2.  STATED CAPITAL.  The amount to be represented in the stated
capital of the Corporation for each share of Convertible Preferred Stock shall be $.01.

     SECTION 3. RANK. The Convertible Preferred Stock shall rank prior to all of the Corporation's Common Stock, par value $.01 per share (the "Common Stock"), now outstanding or hereafter issued, both as to payment of dividends and as to distributions of assets upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

     SECTION 4. DIVIDENDS AND DISTRIBUTIONS. The holders of shares of Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for such purpose, dividends at the rate of $50 per annum per share, and no more. Such dividends shall be fully cumulative, whether or not earned or declared, shall accumulate without interest (except as specifically provided in the next paragraph of this Section 4) from the date of original issuance of the Convertible Preferred Stock and shall be payable quarterly in arrears in cash on each January 1, April 1, July 1 and October 1 commencing October 1, 1996 (provided, that if any such date is a Saturday, Sunday or legal holiday in the place where such dividend is to be paid, then such dividend shall be payable without interest on the next day that is not a Saturday, Sunday or legal holiday) to holders of record as they appear on the stock books of the Corporation on such record dates as shall be fixed by the Board of Directors. Such record dates shall be not more than 60 nor less than 10 days preceding the respective dividend payment dates. The amount of dividends payable per share of Convertible Preferred Stock for each full quarterly dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and for any other period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. No dividends or other distributions, other than dividends payable solely in shares of Common Stock or other capital stock of the Corporation ranking junior as to payment of dividends to the Convertible Preferred Stock (such Common Stock and other capital stock being referred to herein collectively as "Junior Dividend Stock"), shall be paid or set apart for payment on, and no purchase, redemption or other acquisition shall be made by the Corporation of, any shares of Junior Dividend Stock unless and until all accumulated and unpaid dividends on the Convertible Preferred Stock shall have been paid or declared.

     Dividends whose payment is not made on a timely basis as specified above for any reason (whether or not earned or declared) shall accumulate together with an amount computed at the rate of 5% per annum thereon from the date 30 days after


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such dividends were payable until paid in full, compounded annually on January 1 of each year, which additional accrued amounts shall be paid, and treated for all purposes of this Certificate of Designations, as additional accumulated dividends hereunder.

     If at any time any dividend on any capital stock of the Corporation ranking senior as to payment of dividends to the Convertible Preferred Stock (such capital stock being referred to herein as "Senior Dividend Stock") shall be in default, in whole or in part, no dividend shall be paid or declared and set apart for payment on the Convertible Preferred Stock unless and until all accumulated and unpaid dividends with respect to the Senior Dividend Stock, including the full dividend for the then-current dividend period, shall have been paid or declared and set apart for payment, without interest. No full dividends shall be paid or declared and set apart for payment on any capital stock of the Corporation ranking, as to payment of dividends, on a parity with the Convertible Preferred Stock (such capital stock being referred to herein as "Parity Dividend Stock") for any period unless full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Convertible Preferred Stock for all dividend periods terminating on or prior to the date of payment of such full cumulative dividends. No full dividends shall be paid or declared and set apart for payment on the Convertible Preferred Stock for any period unless full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for payment on any Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full upon the Convertible Preferred Stock and any Parity Dividend Stock, all dividends paid or declared and set apart for payment upon shares of Convertible Preferred Stock and Parity Dividend Stock shall be paid or declared and set apart for payment pro rata, so that the amount of dividends paid or declared and set apart for payment per share on the Convertible Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Convertible Preferred Stock and Parity Preferred Stock bear to each other.

     Any reference to "distribution" contained in this Section 4 shall not be deemed to include any distribution made in connection with a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

     SECTION 5. LIQUIDATION PREFERENCE. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets constitute stated capital or surplus of any nature,


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an amount equal to the dividends accumulated and unpaid thereon to the date of final distribution to such holders, whether or not declared, without interest (except as specifically provided in Section 4 hereof), plus a sum equal to $1,000 per share, and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or any other capital stock of the Corporation ranking junior as to liquidation rights to the Convertible Preferred Stock (such Common Stock and other capital stock being referred to herein collectively as "Junior Liquidation Stock"); provided, that such rights shall accrue to the holders of Convertible Preferred Stock only in the event that the Corporation's payments with respect to the liquidation preferences of the holders of capital stock of the Corporation ranking senior as to liquidation rights to the Convertible Preferred Stock (such capital stock being referred to herein as "Senior Liquidation Stock") are fully met. If the assets of the Corporation are not sufficient to pay the foregoing liquidation preference amount, the entire assets of the Corporation available for distribution after the liquidation preferences of any Senior Liquidation Stock are fully met shall be distributed ratably among the holders of the Convertible Preferred Stock and any other capital stock of the Corporation which ranks on a parity as to liquidation rights with the Convertible Preferred Stock in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation preference of the shares of the Convertible Preferred Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation.

     At any time, in the event of any transaction (in whatever form, whether a sale of assets, merger, sale of stock by the Corporation (not including bona fide offerings of stock not undertaken for the purpose of conferring control on any single shareholder or "group" of shareholders within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934), sale of stock by shareholders in a transaction to which the Corporation is a party or otherwise) after which the Corporation's pre-transaction shareholders no longer hold a majority of the then outstanding voting securities of the Corporation or the Corporation no longer owns, directly or indirectly, a majority of the properties and assets (measured by fair market value, as determined in good faith by the Board of Directors) held before the transaction (any of the preceding, a "Sale"), then, subject to the provisions of this paragraph, such Sale shall be deemed, solely for purposes of determining the amounts to be received by the holders of the Convertible Preferred Stock in such Sale and for purposes of determining the priority of receipt of such amounts as between the holders of the Convertible Preferred Stock and the other holders of capital stock of the Corporation, to be a liquidation, dissolution and winding up of the Corporation if the holders of a majority of the outstanding shares of the Convertible Preferred Stock so elect by giving written notice thereof to the Corporation at least 10 days



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before the effective date of such Sale.  If no such notice is given, the provisions of Section 7(b)(iii) hereof shall apply. The Corporation shall give each holder of record of Convertible Preferred Stock written notice of such impending Sale not later than 20 days prior to the stockholders' meeting of the Corporation called to approve such Sale, or 20 days prior to the closing of such Sale, whichever is earlier, and shall also notify such holders in writing of the final approval of such Sale. If such election is made, then, to the extent the holders of Convertible Preferred Stock do not receive the full liquidation preference amount specified in this Section 5 in connection with such Sale, the Corporation will redeem all the Convertible Preferred Stock for an amount equal to the difference between the amount so received (if any) and such liquidation preference amount within 10 days after the consummation of the Sale.

     SECTION 6. REDEMPTION

     (a) AT OPTION OF THE CORPORATION. The Corporation may not redeem the Convertible Preferred Stock prior to July 9, 1997. The Corporation, at its option, may, on or after July 9, 1997, redeem at any time all, or from time to time any portion, of the Convertible Preferred Stock on any date set by the Board of Directors, at a cash redemption price per share equal to $1,000 plus all dividends on the Convertible Preferred Stock accumulated and unpaid on such share, whether or not earned or declared, to the date fixed for redemption (such sum being hereinafter referred to as the "Redemption Price"); provided, that the Corporation may not so redeem any shares of Convertible Preferred Stock prior to July 9, 2001 unless the Closing Price (as hereinafter defined) of a share of Common Stock of the Corporation has been equal to or greater than the Redemption Threshold (as hereinafter defined) on each of the 60 most recent trading days prior to the date on which the Corporation gives notice of such redemption. The "Closing Price" for each day shall be the last reported sale price regular way or, in case no sale takes place on such day, the average of the closing bid and asked prices regular way on such day, in either case as reported on the New York Stock Exchange Composite Tape, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market, or, if the Common Stock is not admitted for quotation on the NASDAQ National Market, the average of the high bid and low asked prices on such day as recorded by the National Association of Securities Dealers, Inc. through NASDAQ. The "Redemption Threshold" is the Conversion Price (as defined in and as adjusted under the terms of Section 7 hereof) in effect as of the first day of the Corporation's fiscal quarter in which the redemption date occurs plus an amount computed at the rate of 10% per annum thereon from the date of first issue of the Convertible Preferred Stock to the


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first day of such fiscal quarter, compounded annually on the anniversary of the date of first issue of the Convertible Preferred Stock.

     In case of the redemption of less than all of the then outstanding Convertible Preferred Stock, the Corporation shall designate by lot, or in such other manner as the Board of Directors may determine, the shares to be redeemed, or shall effect such redemption pro rata. Notwithstanding the foregoing, the Corporation shall not redeem less than all of the Convertible Preferred Stock at any time outstanding until all dividends accumulated and in arrears upon all Convertible Preferred Stock then outstanding shall have been paid for all past dividend periods.

     (b) MANDATORY. The Corporation shall, to the extent of funds legally available therefor under the Delaware General Corporation Law, redeem all shares of the Convertible Preferred Stock then remaining outstanding on July 9, 2006 (the "Mandatory Redemption Date") at the Redemption Price.

     If funds legally available for such mandatory redemption shall be insufficient to redeem all shares of Convertible Preferred Stock remaining outstanding on the Mandatory Redemption Date, the Corporation shall effect redemptions on such date on a pro rata basis among the holders of the Convertible Preferred Stock to the extent funds are then legally available for such redemptions. Thereafter, as and to the extent legally available funds for the redemption of the Convertible Preferred Stock exist from time to time, the Corporation shall promptly redeem additional shares of Convertible Preferred Stock on a pro rata basis among the holders thereof until all outstanding shares of Convertible Preferred Stock have been redeemed.

     (c) NOTICE OF REDEMPTION. Not more than 60 nor less than 30 days prior to any redemption date under Section 6(a) or 6(b) hereof, notice by first class mail, postage prepaid, shall be given to the holders of record of the Convertible Preferred Stock to be redeemed, addressed to such shareholders at their last addresses as shown on the stock books of the Corporation. Each such notice of redemption shall specify the date fixed for redemption; the Redemption Price; the place or places of payment; the then-effective Conversion Price (as defined in Section 7); that the right of holders of Convertible Preferred Stock called for redemption to exercise their conversion right pursuant to Section 7 shall expire as to such shares at the close of business on the date five business days before the date fixed for redemption (provided that there is no default in payment of the Redemption Price); that payment of the Redemption Price will be made upon presentation and surrender of certificates representing the shares of Convertible Preferred Stock; that accumulated but unpaid dividends to the date fixed


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for redemption will be paid on the date fixed for redemption; and that on and after the redemption date, dividends will cease to accumulate on such shares.

     Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not a holder of the Convertible Preferred Stock receives such notice; and failure so to give such notice, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Convertible Preferred Stock. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption (other than shares which have been duly surrendered for conversion at or before the close of business on the date fixed for redemption) shall surrender the certificate or certificates evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. If fewer than all the shares represented by any such surrendered certificate or certificates are redeemed, a new certificate shall be issued representing the unredeemed shares. If, on the date fixed for redemption, funds necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the dividends with respect to the shares so called shall cease to accumulate on and after the date fixed for redemption, such shares shall no longer be deemed outstanding, the holders thereof shall cease to be shareholders, and all rights whatsoever with respect to such shares (except the right of the holders thereof to receive the Redemption Price without interest upon surrender of their certificates) shall terminate.

     (d) CONVERTIBLE PREFERRED STOCK NOT REDEEMABLE AT OPTION OF HOLDERS OR EXCHANGEABLE; NO SINKING FUND. The Convertible Preferred Stock shall not be redeemable upon the request of holders thereof or exchangeable for other capital stock or indebtedness of the Corporation or other property. The shares of Convertible Preferred Stock shall not be subject to the operation of a purchase, retirement or sinking fund, except as specifically provided in Section 6(b) hereof with respect to the continuing obligation to redeem the Convertible Preferred Stock after the Mandatory Redemption Date.

     7.  CONVERSION

     (a)  GENERAL.   Holders of Convertible Preferred Stock may, at their option upon surrender of the certificates therefor, convert any or all of their shares of Convertible Preferred Stock into fully paid and nonassessable shares of Common Stock (and such other securities and property as they may be entitled to, as


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hereinafter provided) at any time after issuance thereof; provided, that such conversion right shall expire at the close of business on the date five business days before the date, if any, fixed for the redemption of Convertible Preferred Stock in any notice of redemption given pursuant to Section 6 hereof if there is no default in payment of the Redemption Price.

     Each share of Convertible Preferred Stock shall be convertible at the office of any transfer agent for the Convertible Preferred Stock, and at such other office or offices, if any, as the Board of Directors may designate, into the number of shares of Common Stock obtained by dividing (i) an amount equal to $1,000 plus any Accrued Dividend Conversion Credit (as hereinafter defined) that the Corporation does not at its election pay in cash at or before the time of conversion, by (ii) the conversion price computed as hereinafter set forth (the "Conversion Price") in effect at the time of conversion. The "Accrued Dividend Conversion Credit" with respect to a share of Convertible Preferred Stock is the amount of dividends accumulated and unpaid on such share, whether or not earned or declared, if (but only if) either (i) conversion of such share occurs after a notice of optional redemption has been given by the Corporation pursuant to
Section 6(a) hereof, or (ii) dividends on the Convertible Preferred Stock are in arrears in an amount equal to at least four quarterly dividends (whether or not consecutive). Upon conversion, no adjustment, credit or payment shall be made in respect of accumulated and unpaid dividends on the Convertible Preferred Stock surrendered for conversion, except as specifically provided in this paragraph with respect to the Accrued Dividend Conversion Credit.

     The initial Conversion Price is $13.25 per share. The Conversion Price and shares of Common Stock (and other securities or property) to which a holder of Convertible Preferred Stock may be entitled upon conversion are subject to adjustment from time to time as hereinafter provided.

     The right of holders of Convertible Preferred Stock to convert their shares shall be exercised by surrendering for such purpose to the Corporation or its agent, as provided above, certificates representing shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer. The Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock or other securities or property upon conversion of Convertible Preferred Stock in a name other than that of the holder of the shares of Convertible Preferred Stock being converted, nor shall the Corporation be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to


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the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that any such tax has been paid.

     A number of shares of the authorized but unissued Common Stock sufficient to provide for the conversion of the Convertible Preferred Stock outstanding upon the basis hereinbefore provided shall at all times be reserved by the Corporation, free from preemptive rights, for such conversion, subject to the provisions of the next paragraph. If the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Convertible Preferred Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Convertible Preferred Stock on the new basis. The Corporation shall comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of the Convertible Preferred Stock and shall use its best efforts to list such shares on each national securities exchange on which the Common Stock is listed or to have such shares admitted for quotation on the NASDAQ National Market if the Common Stock is admitted for quotation thereon.

     Upon the surrender of certificates representing shares of Convertible Preferred Stock to be converted, duly endorsed or accompanied by proper instruments of transfer as provided above, the person converting such shares shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, and all rights with respect to the shares surrendered shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets as herein provided.

     No fractional shares of Common Stock shall be issued upon conversion of Convertible Preferred Stock but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of such shares surrendered for conversion at one time by the same holder, the Corporation shall pay in cash an amount equal to the product of (a) the Closing Price (as defined in Section 6 hereof) of a share of Common Stock on the last trading day before the conversion date and (b) such fraction of a share.

     (b) ADJUSTMENT TO CONVERSION PRICE AND RELATED MATTERS. The Conversion Price and shares of Common Stock (and other securities or property) to which a holder of Convertible Preferred Stock may be entitled upon conversion are subject to adjustment from time to time as follows:


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          (i)  DIVIDENDS.  In case the Corporation shall declare a dividend upon its shares of Common Stock payable otherwise than in cash out of earnings or surplus (including a dividend payable in shares of Common Stock or obligations or shares of stock of the Corporation which are convertible into, or exchangeable for, Common Stock or other shares of capital stock of the Corporation ("Convertible Securities") or rights or options to purchase Convertible Securities), then thereafter each holder of shares of Convertible Preferred Stock upon the conversion thereof will be entitled to receive the number of shares of Common Stock into which such Convertible Preferred Stock shall be converted and, in addition and without payment therefor, the cash, stock or other securities and other property (including Common Stock and Convertible Securities) which such holder would have received by way of dividends or distributions (otherwise than out of earnings or surplus) if (A) continuously since the record date for any such dividend or distribution such holder had been the record holder of the number of shares of Common Stock into which such shares of Convertible Preferred Stock shall be convertible and (B) continuously since such holder became the record holder of such shares of Preferred Stock such holder had retained all dividends or distributions in stock or securities or Convertible Securities payable in respect of such Common Stock or in respect of any stock or securities paid as dividends or distributions and originating directly or indirectly from such Common Stock. For the purposes of the foregoing, a dividend or distribution other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend or distribution as determined by the Board of Directors of the Corporation.

          (ii) SUBDIVISIONS AND COMBINATIONS. In case the Corporation shall at any time subdivide or split its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision or split shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the corporation shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

          (iii) REORGANIZATIONS. In case any capital reorganization or reclassification of the capital stock of the Corporation, or merger or consolidation of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for shares of Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale (collectively, a "Reorganization"), and subject to the deemed liquidation provisions of Section 5


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hereof, lawful and adequate provision shall be made whereby the holders of the
Convertible Preferred Stock shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the corporation immediately theretofore receivable upon the conversion of the Convertible Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore receivable upon the conversion of the Convertible Preferred Stock had such Reorganization not taken place, plus all dividends unpaid and accumulated or accrued thereon to the date of such Reorganization, and in any such case appropriate provision shall be made with respect to the rights and interests of the holders of the Convertible Preferred Stock to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price and of the number of shares receivable upon the conversion of the Convertible Preferred Stock) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter receivable upon the conversion of the Convertible Preferred Stock. The Corporation shall not effect any such Reorganization unless prior to the consummation thereof the surviving corporation (if other than this Corporation), the corporation resulting from such consolidation or the corporation purchasing such assets shall assume by written instrument executed and mailed to the registered holders of the Convertible Preferred Stock at the last address of such holders appearing on the books of the Corporation, the obligation to deliver to such holders such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive.

          (iv) ISSUANCE OF SHARES OR RIGHTS TO PURCHASE SHARES. Except for issuance or sale of any shares of Common Stock or Convertible Securities or any right or option to purchase Common Stock or Convertible Securities (A) in an Excluded Compensatory Transaction (as hereinafter defined) or (B) pursuant to any shareholder rights plan, if and whenever the Corporation shall issue or sell any shares of its Common Stock or Convertible Securities or any right or option to purchase Common Stock or Convertible Securities for a consideration per share (in the case of the sale of any rights, options or Convertible Securities, the amount, if any, payable upon the exercise or conversion of such right, option or Convertible Security for each share of Common Stock receivable thereby shall be included in determining such consideration per share) less than the Conversion Price in effect immediately prior to the time of such issuance or sale, then, forthwith upon such issuance or sale, the Conversion Price shall be reduced to the price (calculated to the nearest tenth of a cent) determined by dividing (A) an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such


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

issuance or sale multiplied by the then existing Conversion Price to be adjusted, and (y) the consideration, if any, received by the corporation upon such issuance or sale, by (B) an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance or sale and (y) the number of shares of Common Stock thus issued or sold or issuable upon conversion of the Convertible Securities (or upon exercise of rights or options to purchase Common Stock or any Convertible Securities) thus issued or sold. Solely for the purposes of subclauses (A) and (B) above, the term "Common Stock outstanding" shall include those shares of Common Stock issuable upon conversion of outstanding shares of any series of preferred stock.

          An "Excluded Compensatory Transaction" means any issuance or sale of shares of Common Stock or Convertible Securities or any right or option to purchase Common Stock or Convertible Securities to any employee, officer, director or consultant of the Corporation or its affiliates pursuant to any employee benefit plan or compensatory arrangement (a "Compensatory Transaction") if, after giving effect to such Compensatory Transaction, the percentage derived by dividing (AA) the number of shares of Common Stock which have been issued or sold in all Compensatory Transactions since the date of first issue of the Convertible Preferred Stock plus the number of shares of Common Stock issuable upon exercise or conversion of all then outstanding Convertible Securities or options or rights to purchase Common Stock or Convertible Securities issued or sold in Compensatory Transactions, by (BB) the number of shares of Common Stock then outstanding plus the number of shares of Common Stock issuable upon exercise or conversion of all then outstanding Convertible Securities (other than the Convertible Preferred Stock) or options or rights to purchase Common Stock or Convertible Securities, does not exceed 23%.

     (c) NOTICE REGARDING CONVERSION PRICE ADJUSTMENT. Upon any adjustment of the Conversion Price then and in each such case the Corporation shall give written notice thereof, by first-class mail, postage prepaid, addressed to the registered holders of the Convertible Preferred Stock at the addresses of such holders as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares receivable at such price upon the conversion of the Convertible Preferred Stock, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.


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

     (d)  OTHER NOTICES.  In case at any time:

          (i) the Corporation shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

          (ii) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

          (iii) there shall be any capital reorganization, reclassification of the capital stock of the Corporation, or merger or consolidation of the Corporation with, or sale of all or substantially all of its assets to, another corporation;

          (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation; or

          (v) the Corporation shall declare any cash dividend on its Common Stock at a rate in excess of the rate of the last cash dividend theretofore paid;

then, in any one or more of such cases (such events being herein referred to as "Notice Events"), the Corporation shall give written notice, by first-class mail, postage prepaid, addressed to the holders of the Convertible Preferred Stock at the addresses of such holders as shown on the books of the corporation, of the date on which (A) the books of the corporation shall close or a record shall be taken for such dividend, distribution or subscription rights, or (B) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least 20 days prior to the Notice Event in question and not less than 20 days prior to the record date or the date on which the Corporation's transfer books are closed in respect thereto.

     SECTION 8.   VOTING RIGHTS

     (a)  GENERAL.   Each holder of Convertible Preferred Stock shall have one
vote on all matters submitted to the shareholders of the Corporation for each share of Common Stock which such holder of Convertible Preferred Stock would be entitled


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

to receive upon the conversion of his Convertible Preferred Stock pursuant to the provisions of Section 7 hereof (without including, solely for purposes of calculating votes under this Section 8, any Accrued Dividend Conversion Credit (as defined in Section 7 hereof)) and shall vote on such matters as one class with the holders of Common Stock of the Corporation. In addition, each holder of Convertible Preferred Stock shall have the special voting rights which are described in Sections 8(b) and 8(c) hereof.

     (b) SPECIAL RIGHT TO ELECT DIRECTOR. Whenever either (i) dividends on the Convertible Preferred Stock shall be in arrears in an amount equal to at least four quarterly dividends (whether or not consecutive) or (ii) the Corporation fails, for any reason, to make a mandatory redemption required under Section 6(b) hereof (whether or not there are funds legally available therefore), the holders of the Convertible Preferred Stock (voting separately as a single class with all other affected classes or series of Parity Dividend Stock upon which like voting rights have been conferred and are then exercisable) will be entitled to vote for and elect one director (in addition to any director of the Corporation designated by the holders of Convertible Preferred Stock for nomination pursuant to contractual right and elected by the holders of capital stock other than pursuant to this Section 8(b)). Such right of the holders of Convertible Preferred Stock to vote for the election of such a director may be exercised at any annual meeting or at any special meeting called for such purpose as hereinafter provided or at any adjournment thereof, until both (i) dividends on the Convertible Preferred Stock are no longer in arrears in an amount equal to at least four quarterly dividends and (ii) all mandatory redemptions required under Section 6(b) hereof have been made, at which time the term of office of the director so elected pursuant to this Section 8(b) shall terminate automatically (subject to revesting in the event of each and every subsequent default of the character specified in the preceding sentence and to any continuing rights of holders of such Parity Dividend Stock). So long as such right to vote continues, the Secretary of the Corporation shall call, upon the written request of the holders of record of at least 10% of the outstanding shares of Convertible Preferred Stock addressed to him or her at the principal office of the Corporation or, if such a request is not made, upon his or her own motion, a special meeting of the holders of such shares (and of such Parity Dividend

Stock, if any) for the election of such director, as provided herein. Such meeting shall be held not less than 45 or more than 90 days after the accrual of such right, at the place and upon the notice provided by law and in the by-laws of the Corporation for the holding of meetings of shareholders. No such special meeting or adjournment thereof shall be held on a date less than 30 days before an annual meeting of shareholders or any special meeting in lieu thereof; provided, that at such annual meeting appropriate provisions are made to allow the holders of the Convertible Preferred Stock (and of such Parity Dividend Stock, if any) to exercise such right at such meeting. If at any such annual or special meeting or any adjournment thereof the holders of a majority of the then outstanding shares of Convertible Preferred Stock (and of such Parity Dividend Stock, if any) entitled to vote in such election shall be present or represented by proxy, then the authorized number of directors of the Corporation shall be increased if necessary, and the holders of Convertible Preferred Stock (voting separately as a single class with all such Parity Dividend Stock, if any) shall be entitled to elect such director. Any director so elected shall serve until the next annual meeting or until his or her successor shall be elected and shall qualify, unless the term of office of the person so elected as director shall have terminated by virtue of the payment of dividends in arrears or the effectuation of mandatory redemption as described above. If the director so elected by the holders of Convertible Preferred Stock (and of such Parity Dividend Stock, if any) shall cease to serve as director before his or her term shall expire, the holders of Convertible Preferred Stock (and of such Parity Dividend Stock, if any) then outstanding and entitled to vote for such director may, at a special meeting of such holders called as provided above, elect a successor to hold office for the unexpired term of the director. This Section 8(b) shall entitle holders of Convertible Preferred Stock to elect only one director to serve on the Board of Directors of the Corporation at a time, even if both triggering conditions described in the first sentence of this Section 8(b) are occurring simultaneously.

     (c) ADDITIONAL SPECIAL VOTING RIGHTS. Without the consent or affirmative vote of the holders of at least a majority of the outstanding shares of Convertible Preferred Stock, voting separately as a class, the Corporation shall not:

          (i) authorize or issue any (A) additional shares of Convertible Preferred Stock or (B) shares of stock having priority over Convertible Preferred Stock or ranking on a parity therewith as to the payment of dividends or as to the payment or distribution of assets upon the liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation; or

          (ii) alter or amend the rights or preferences of the Convertible Preferred Stock as stated in this Certificate of Designations.

     SECTION 9. OUTSTANDING SHARES. For purposes of this Certificate of Designations, all shares of Convertible Preferred Stock shall be deemed outstanding except for (a) shares of Convertible Preferred Stock held of record or beneficially by the Corporation or any subsidiary of the Corporation; (b) from the date of surrender of certificates representing Convertible Preferred Stock for conversion pursuant to Section 7, all shares of Convertible Preferred Stock which have been converted into Common Stock or other securities or property pursuant to Section 7; and (c) from


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

the date fixed for redemption pursuant to Section 6, all shares of Convertible Preferred Stock which have been called for redemption, provided that funds necessary for such redemption are available therefor and have been irrevocably deposited or set aside for such purpose.

     SECTION 10. STATUS OF CONVERTIBLE PREFERRED STOCK UPON RETIREMENT. Shares of Convertible Preferred Stock which are acquired or redeemed by the Corporation or converted pursuant to Section 7 shall be retired pursuant to the Delaware General Corporation Law, Section 243, or any successor provision, and thereupon shall return to the status of authorized and unissued shares of Preferred Stock of the Corporation without designation as to series. Upon the acquisition or redemption by the Corporation or conversion pursuant to Section 7 of all outstanding shares of Convertible Preferred stock, all provisions of this Certificate of Designations shall cease to be of further effect. Upon the occurrence of such event, the Board of Directors of the Corporation shall have the power, pursuant to the Delaware General Corporation Law, Section 151(g), or any successor provision and without shareholder action, to cause this Certificate of Designations to be eliminated from the Corporation's Certificate of Incorporation.

     IN WITNESS WHEREOF, Crop Growers Corporation has caused this certificate to be signed by Lawrence T. Martinez, its Chief Executive Officer, and attested by David E. Hill, its Secretary, this 9th day of July, 1996.

                               CROP GROWERS CORPORATION



                               By /s/  Lawrence T. Martinez
                                 ------------------------------
                                 Lawrence T. Martinez
                                 Chief Executive Officer

Attest:



By /s/ David E. Hill
  -----------------------------
   David E. Hill
   Secretary


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